Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2023, relating to the financial statements of SkyWater Technology, Inc., appearing in the Annual Report on Form 10-K for the year ended January 1, 2023.

/s/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
November 8, 2023